Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277813

PROSPECTUS SUPPLEMENT

(To prospectus dated March 11, 2024)

Capital One Financial Corporation

10,345,906 Shares

Common Stock

The selling security holders referred to in this prospectus supplement (the “selling security holders”) may offer and sell up to 10,345,906 shares of our common stock, $0.01 par value per share (“common stock”) under this prospectus supplement. We issued these shares of common stock to the selling security holders as consideration in connection with our acquisition of Brex Inc. (“Brex”), which closed on April 7, 2026. These shares of common stock were issued to the selling security holders pursuant to an Agreement and Plan of Merger and Reorganization, dated as of January 22, 2026 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Brex Merger Agreement”), by and among Capital One Financial Corporation, a Delaware corporation (“Capital One”), Brex, a Delaware corporation, Trilogy Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Capital One (“Trilogy Merger Sub I”), Trilogy Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Capital One (“Trilogy Merger Sub II”), and, solely for the limited purposes set forth therein, Fortis Advisors LLC, a Delaware limited liability company (“Fortis Advisors”).

Our registration of the shares of common stock covered by this prospectus supplement does not mean that the selling security holders will offer or sell any of the shares. The common stock offered by the selling security holders may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling security holder, subject to certain restrictions under applicable securities laws. See the section entitled “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information.

We are not selling any shares of common stock under the prospectus supplement and we will not receive any proceeds from any sale of shares of common stock by the selling security holders. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “COF.” On April 22, 2026, the last reported sale price of our common stock was $199.43 per share.

Investing in our common stock involves risks. You should review carefully this prospectus supplement, the accompanying prospectus, the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of common stock are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

The date of this prospectus supplement is April 23, 2026.

We have not, and the selling security holders have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling security holders are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We and the selling security holders provide information to you about our common stock in two separate documents: (1) this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information about securities we may offer from time to time, including securities other than the shares of common stock that are being offered by this prospectus supplement. If information in this prospectus supplement or any related free writing prospectus, if any, is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and such related free writing prospectus, if any.

It is important for you to read and consider all of the information contained in this prospectus supplement and any related free writing prospectus, if any, and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in the section entitled “Where You Can Find More Information” beginning on page S-17 of this prospectus supplement and page 5 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless the context requires otherwise, references to “Capital One,” “issuer,” “we,” “our,” or “us” in this prospectus supplement refer to Capital One Financial Corporation, a Delaware corporation.

All pro forma financial statements and other pro forma information incorporated by reference herein have been prepared on the basis of certain assumptions and estimates and are subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Discover Transaction (as defined below) been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.

FORWARD-LOOKING STATEMENTS

This prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we have made and will make forward-looking statements, including those that discuss, among other things: strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, assets, liabilities, capital and liquidity measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any), the accompanying prospectus and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

risks related to the integration of the Discover Transaction, including our ability to successfully integrate our businesses, incur substantial expenses related to the Discover Transaction and to the integration of Discover Financial Services (“Discover”), and the expenses may be greater than anticipated due to factors, some or all of which may be outside our control; our ability to realize all of the anticipated benefits of the Discover Transaction, or those benefits may take longer to realize than expected due to factors that may be outside our control; the integration of Discover may have an adverse effect on our business and results of operations due to the diversion of a substantial portion of the time and attention of our management team; potential employee attrition; and other factors that may affect our future results;

•

changes and instability in the macroeconomic environment, resulting from factors that include, but are not limited to monetary, fiscal and trade policy actions such as tariffs, geopolitical conflicts or instability, such as the war in Ukraine, the ongoing conflict in the Middle East and the political instability in Venezuela, labor shortages, government shutdowns, inflation and deflation, potential recessions, technology-driven disruption of certain industries, adverse developments impacting the U.S. or global banking industry, immigration policies, lower demand for credit, changes in deposit practices and payment patterns;

•	fluctuations in interest rates;

•	our ability to maintain adequate sources of funding and liquidity to operate our business;

•	increases in credit losses and delinquencies and the impact of incorrectly estimated expected losses, which could result in inadequate reserves;

•

our ability to maintain adequate capital or liquidity levels or to comply with revised capital or liquidity requirements, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	limitations on our ability to receive dividends from our subsidiaries;

•	a downgrade in our credit ratings;

•	our ability to develop, operate and adapt our operational, technology and organizational infrastructure suitable for the nature of our business;

•

increased costs, reductions in revenue, reputational damage, legal exposure and business disruptions that can result from a cyber-attack or other security incident on us or third parties (including their supply chains) with which we conduct business, including an incident that results in the theft, loss, manipulation or misuse of information, or the disabling of systems and access to information critical to business operations;

•	the use, reliability and accuracy of the models, AI, and data on which we rely;

•	our ability to manage risks of internal and external fraud;

•

compliance with new and existing domestic and foreign laws, regulations and regulatory expectations, which may change over time including as a result of the political and policy goals of elected and appointed officials;

•

compliance with applicable laws and regulations related to privacy, data protection and data security, in addition to compliance with our own privacy policies and contractual obligations to third parties;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	our response to competitive pressures;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic initiatives and operational plans;

•	change in market preference towards other operators of payment networks and alternative payment providers;

•	our ability to create and maintain a strong base of network licensees and achieving meaningful global card acceptance;

•	legislation, regulation and merchants’ efforts to reduce the fees (including the interchange component) charged by credit and debit card networks and acquirers to facilitate card transactions;

•	the number of large merchants that accept cards on our recently acquired Discover Network or PULSE Network;

•	defaults or risks from bankruptcies, liquidations, restructurings, consolidations and outages by our network participants;

•	our ability to invest successfully in and introduce digital and other technological developments across all our businesses;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	changes in the reputation of, or expectations regarding, us or the financial services industry with respect to practices, products, services or financial condition;

•	our ability to protect our intellectual property rights;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	our ability to attract, develop, retain and motivate key senior leaders and skilled employees;

•	our ability to manage risks from catastrophic events;

•	climate change manifesting as physical or transition risks;

•	our assumptions or estimates in our financial statements;

•	the soundness of other financial institutions and other third parties, actual or perceived; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference. See the factors set forth under the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC, for additional information that you should consider carefully in evaluating these forward-looking statements.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

SUMMARY

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about us, our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully the terms of our common stock as well as other considerations that are important to you in making a decision about whether to invest in our common stock. You should pay special attention to the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC, to determine whether an investment in our common stock is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock” contained in Exhibit 4.3 to our Annual Report Form 10-K for the fiscal year ended December 31, 2025, dated February 19, 2026. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Capital One

Capital One, a Delaware corporation established in 1994 and headquartered in McLean, Virginia, is a diversified financial services holding company with banking and non-banking subsidiaries. Capital One and its subsidiaries operate as a global payments provider and diversified financial institution, delivering a broad array of financial products and services to consumers, small businesses and commercial clients through digital channels, branch locations, cafés and other distribution channels. As of December 31, 2025, our principal operating subsidiary was Capital One, National Association (“CONA”). On May 18, 2025, Discover merged into Capital One and Discover Bank merged into CONA (such mergers, the “Discover Transaction”). For more information on Capital One, see the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000).

Brex Acquisition

On January 22, 2026, Capital One entered into the Brex Merger Agreement, by and among Capital One, Brex, Trilogy Merger Sub I, Trilogy Merger Sub II and, solely for the limited purposes set forth therein, Fortis Advisors. On April 7, 2026, Capital One completed its acquisition of Brex, in connection with which Trilogy Merger Sub I merged with and into Brex (the “First Merger”), so that Brex was the surviving corporation in the First Merger (the “Surviving Corporation”), and as part of the same overall transaction, the Surviving Corporation then merged with and into Trilogy Merger Sub II (the “Second Merger” and, together with the First Merger, the “Brex Transaction”), so that Trilogy Merger Sub II was the surviving limited liability company (the “Surviving LLC”) in the Second Merger, and following the Second Merger, the Surviving LLC continued under the name Brex LLC.

The Offering

Selling security holders	In connection with our acquisition of Brex, which closed on April 7, 2026, and pursuant to the Brex Merger Agreement, the selling security holders were issued shares of our common stock as partial consideration for the Brex securities then-owned by such selling security holders.

Common stock offered by selling security holders	10,345,906 shares of common stock.

Listing	Shares of our common stock are listed on the NYSE under the symbol “COF.”

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling security holders.

Risk factors	Please refer to the section entitled “Risk Factors” beginning on page S-7 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

RISK FACTORS

Investing in our common stock involves risks, including the risks that could affect us and our business. You should not purchase our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC.

USE OF PROCEEDS

The selling security holders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered in this prospectus supplement. See the sections entitled “Selling Security Holders” and “Plan of Distribution” beginning on pages S-9 and S-13, respectively, of this prospectus supplement for additional information.

We will bear certain costs, fees and expenses incurred in effecting the registration of the common stock covered by this prospectus supplement, including all registration and filing fees, the NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountant. Any brokerage commissions, costs associated with accounting, legal or tax advice or similar expenses of the selling security holders will be borne by such selling security holders, as applicable.

SELLING SECURITY HOLDERS

This prospectus supplement relates to the offer and sale of up to 10,345,906 shares of our common stock previously issued to the selling security holders. We issued these shares of common stock to the selling security holders as consideration in connection with the Brex Transaction, which closed on April 7, 2026. These shares of common stock were issued to the selling security holders pursuant to the Brex Merger Agreement, as partial consideration for the Brex securities then-owned by the selling security holders. Additional selling security holders may be identified in one or more additional prospectus supplements.

Pursuant to the Brex Merger Agreement, we agreed to file with the SEC either a registration statement on Form S-3 (or if we were not at such time eligible to use Form S-3, a registration statement on Form S-1) or a resale prospectus supplement (together with any prospectus or amendment thereto, the “Resale Prospectus”) under our existing automatic shelf registration statement on Form S-3 to provide for the public resale of the shares of our common stock issued at the closing in connection with the Brex Transaction (the “Registrable Securities”). We have agreed to use our best efforts to keep the Resale Prospectus continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the SEC, until the earlier of (i) the first anniversary of the effectiveness of the filing of the Resale Prospectus, and (ii) the date that all Registrable Securities covered by the Resale Prospectus are (A) disposed of pursuant to the Resale Prospectus, (B) eligible for sale (without limitation as to volume or manner of sale) pursuant to Rule 144 under the Securities Act or (C) no longer outstanding. We have prepared this prospectus supplement to fulfill our requirements under the Brex Merger Agreement.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time pursuant to this prospectus supplement or, on or following October 8, 2026 pursuant to Rule 144, by or for the account of the selling security holders provided such transactions meet the criteria and conform to the requirements of Rule 144. See the section entitled “Plan of Distribution” beginning on page S-12 of this prospectus supplement. This prospectus supplement does not cover subsequent sales of our common stock purchased from the selling security holders identified in this prospectus supplement.

The table below sets forth, to our knowledge, information as of the date of this prospectus supplement for the selling security holders and other information regarding the beneficial ownership of the shares of common stock held by the selling security holders. The second column lists the number of shares and percentage of common stock beneficially owned by the selling security holders as of April 20, 2026. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling security holders pursuant to the registration statement to which this prospectus supplement relates. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling security holders upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling security holders pursuant to this prospectus supplement. Notwithstanding the foregoing, the selling security holders may sell or otherwise dispose of some, all or none of their shares. We cannot predict when or in what amount the selling security holders may sell any of the shares offered in this prospectus supplement, if at all. The table, the related footnotes or additional disclosure below also set forth the nature of any position, office or, if applicable, any other material relationship that each selling security holder has had, within the past three years, with us or with any of our affiliates or their predecessors.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which the selling security holders have sole or shared voting power or investment power and any shares of common stock that the selling security holders have the right to acquire within 60 days of the date of this prospectus supplement. We prepared the table based on information provided to us by the selling security holders. We have not in all cases sought to verify such information. Additionally, the selling security holders may have sold or transferred some or all of the shares of our common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us.

To our knowledge, except as may be disclosed herein, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates, other than that certain of the selling security holders are or were employees or directors of Brex or its subsidiaries, certain of whom became employees of Capital One and its subsidiaries in connection with our acquisition of Brex. To our knowledge, except as may be disclosed herein, none of the selling security holders are broker-dealers, nor at the time of the acquisition did any selling security holders have direct or indirect agreements or understandings with any person to distribute any common stock.

Information about the selling security holders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus supplement, to the extent required by law.

Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completion of this Offering
	Number	Percentage (1)		Number (2)	Percentage (1)(2)
Y Combinator (3)	1,651,001	*	1,651,001	—	*
Ribbit Capital (4)	1,330,289	*	1,330,289	—	*
Git Capital Holdings, LLC (5)	894,866	*	688,346	206,520	*
Greenoaks Capital (6)	708,320	*	708,320	—	*
DST Global (7)	593,370	*	593,370	—	*
Henrique Vasconcelos Dubugras (8)	502,962	*	502,962	—	*
Benjamin Gammel (9)	484,328	*	349,206	135,122	*
Tiger Global PIP 14 LLC (10)	325,159	*	325,159	—	*
KPCB Holdings, Inc. (11)	271,092	*	271,092	—	*
SVF II Block (DE) LLC (12)	242,701	*	242,701	—	*
All other selling security holders (13) (14)	6,073,956	*	3,683,460	2,390,496	*

*	Less than 1%.
(1)	Based on 634,195,906 shares of our common stock outstanding as of April 20, 2026.
(2)	Assumes the sale of all shares offered by the selling security holders pursuant to this prospectus supplement.
(3)

Consists of (i) 1,254,453 shares held by Y Combinator Continuity Holdings I, LLC, (ii) 170,552 shares held by YCCCG21, L.P., (iii) 133,651 shares held by Y Combinator Investments, LLC Series W17, (iv) 50,584 shares held by YCVC Fund I, L.P., (v) 35,343 shares held by YC Holdings II, LLC, (vi) 5,609 shares held by Y Combinator ES20, LLC, and (vii) 809 shares held by YCC20, L.P. Y Combinator Management, LLC, is (A) the managing member of YC Continuity Management I, LLC, which is the manager of Y Combinator Continuity Holdings I, LLC, (B) the manager of YCCG21 Fund GP, L.P., which is the general partner of YCCG21, L.P., (C) the managing member of Y Combinator Investments, LLC Series W17, (D) the management company of YCVC Fund I, L.P., (E) the managing member of YC GP II, LLC, which is the manager of YC Holdings II, LLC, (F) the manager of YC Batch20, L.P., which is the managing member of Y Combinator ES20, LLC, and (G) the manager of YCC20 Fund GP, L.P., which is the general partner of YCC20, L.P. Y Combinator Management, LLC is controlled by Garry Tan, its President and CEO, Jonathan Levy, its Managing Director, Partnerships, Carolynn Levy, its Chief Legal Officer, and Verena Prescher, its Head of Finance. The address of each of the persons identified in this note is 335 Pioneer Way, Mountain View, CA 94041, USA.

(4)

Consists of (i) 1,031,545 shares held by Ribbit Capital IV, L.P., (ii) 148,586 shares held by BX-B Ribbit Opportunity IV, LLC, (iii) 75,054 shares held by BX-D Ribbit Opportunity IV, LLC, (iv) 62,545 shares held by BX-DX Ribbit Opportunity IV, LLC, and (v) 12,559 shares held by BX-C Ribbit Opportunity IV, LLC. Meyer Malka is director of Ribbit Capital GP IV, Ltd., which is the general partner of Ribbit Capital GP IV, L.P., which is the general partner of (i) Ribbit Capital IV, L.P., (ii) BX-B Ribbit Opportunity IV, LLC, (iii) BX-D Ribbit Opportunity IV, LLC, (iv) BX-DX Ribbit Opportunity IV, LLC and (v) BX-C Ribbit

Opportunity IV, LLC, and Meyer Malka has voting and investment control of the shares of common stock held by all such entities. The address of each of the persons identified in this note is 364 University Avenue, Palo Alto, CA 94301.
(5)

The sole manager and owner of Git Capital Holdings LLC is Pedro Franceschi, who is an employee of Capital One and was the co-founder, chief executive officer and a director of Brex prior to its acquisition by Capital One. The address of Git Capital Holdings LLC is PO Box 2652, Menlo Park, CA 94026, USA.

(6)

Consists of (i) 147,077 shares held by Greenoaks Capital MS LP - Cathedral Spire Series, (ii) 30,398 shares held by Greenoaks Capital MS LP - Raneleigh Series, (iii) 50,036 shares held by Greenoaks Capital MS LP - Raneleigh II Series, (iv) 175,127 shares held by Greenoaks Capital MS LP - Raneleigh III Series, (v) 230,628 shares held by Greenoaks Capital Opportunities Fund II LP, and (vi) 75,054 shares held by JDC Enterprises Ltd. Greenoaks Capital Partners LLC has been delegated investment authority with respect to the securities held by Greenoaks Capital MS LP - Cathedral Spire Series, Greenoaks Capital MS LP - Raneleigh Series, Greenoaks Capital MS LP - Raneleigh II Series, Greenoaks Capital MS LP - Raneleigh III Series, Greenoaks Capital Opportunities Fund II LP, and JDC Enterprises Ltd. Greenoaks Capital (TTGP) II Ltd serves as the sole general partner of Greenoaks Capital (MTGP) II LP, which serves as the sole general partner of Greenoaks Capital Opportunities Fund II LP. Neil Mehta and Benny Peretz are the directors of Greenoaks Capital (TTGP) II Ltd and managing members of Greenoaks Capital MS Management LLC - Cathedral Spire Series, Greenoaks Capital MS Management LLC - Raneleigh Series, Greenoaks Capital MS Management LLC - Raneleigh II Series, Greenoaks Capital MS Management LLC - Raneleigh III Series, Greenoaks Capital (MTGP) II LP, and Greenoaks Capital Partners LLC. Messrs. Mehta and Peretz may be deemed to hold shared voting and dispositive power with respect to the securities held by Greenoaks Capital MS LP - Cathedral Spire Series, Greenoaks Capital MS LP - Raneleigh Series, Greenoaks Capital MS LP - Raneleigh II Series, Greenoaks Capital MS LP - Raneleigh III Series, Greenoaks Capital Opportunities Fund II LP, and JDC Enterprises Ltd. The address of the aforementioned entities is 4 Orinda Way, Suite 200-C, Orinda, CA, 94563.

(7)

Consists of (i) 363,662 shares held by DST Global VI, L.P., (ii) 225,464 shares held by DST Global VII, L.P., and (iii) 4,244 shares held by Apoletto Investments IV, L.P. DST Managers VII Limited is the general partner of DST Global VI, L.P. and DST Global VII, L.P and, as such, may be deemed to beneficially own the shares of DST Global VI, L.P. and DST Global VII, L.P. DST Global Advisors Limited wholly owns DST Managers VII Limited and, as such, may be deemed to beneficially own the shares of DST Global VI, L.P. and DST Global VII, L.P. Apoletto Managers Limited is the general partner of Apoletto Investments IV, L.P. and, as such, may be deemed to beneficially own the shares of Apoletto Investments IV, L.P. Voting and dispositive power over the shares of DST Global VI, L.P., DST Global VII, L.P., and Apoletto Investments IV, L.P. is held by Despoina Zinonos, who indirectly owns DST Global Advisors Limited and Apoletto Managers Limited. The address of each of the persons identified in this note is 1900 N Street NW, Washington, DC, 20036.

(8)

Consists of (i) 502,080 shares held by Henrique Vasconcelos Dubugras and (ii) 882 shares held by Ruby Capital Holdings LLC, of which Henrique Vasconcelos Dubugras is the sole owner. Mr. Dubugras is an employee of Capital One and was the chairman and previously served as co-chief executive officer of Brex prior to its acquisition by Capital One. The address of Mr. Dubugras is PO Box 2652, Dept 1650 Menlo Park, CA 94026 USA.

(9)

Benjamin Gammel is an employee of Capital One and previously served as chief financial officer and president of Brex prior to its acquisition by Capital One. Mr. Gammel is also a registered representative of Brex Treasury LLC, a registered broker-dealer. Mr. Gammel’s address is 2 Belgrave Ave, San Francisco, CA 94117.

(10)	Tiger Global PIP 14 LLC is an affiliate of Tiger Global Management, LLC, which is controlled by Chase Coleman and has an address of 9 West 57 Street, 35FL, New York, NY, 10019, USA.
(11)

Consists of (i) 267,785 shares of Common Stock held by KPCB Digital Growth Fund III, LLC (“DGF III”) and (ii) 3,307 shares held by KPCB Digital Growth Founders Fund III, LLC (“DGF III Founders”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as Nominee” for the accounts of such individuals and entities. The managing member of DGF III and DGF III Founders is KPCB DGF III Associates, LLC (“DGF III Associates”). Theodore E. Schlein, Mary Meeker, Noah Knauf, and Mahmud

Rowhgani, the managing members of DGF III Associates, exercise shared voting and dispositive control over the shares held by DGF III and DGF III Founders. Such managing members disclaim beneficial ownership of all shares held by DGF III and DGF III Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.
(12)

The ultimate parent of SVF II Block (DE) LLC is SoftBank Group Corp. Jonathan Duckles and Casey Rogers exercise shared voting and dispositive control over the shares held by SVF II Block (DE) LLC. The address of SVF II Block (DE) LLC is 300 El Camino Real, Menlo Park, CA 94025, USA.

(13)

Selling security holders included in this row who have or had any position (including employment positions), office or other material relationship with Brex or its subsidiaries, in each case within the past three years, beneficially owned 557,720 shares of our common stock prior to this offering, representing less than 1% of our outstanding shares of common stock, are offering 405,895 shares of our common stock and will beneficially own 151,825 shares of our common stock upon completion of this offering, representing less than 1% of our outstanding shares of common stock.

(14)

Selling security holders included in this row who are affiliated with a U.S. registered broker-dealer, other than Brex Treasury LLC, a subsidiary of Capital One, beneficially owned 250,005 shares of our common stock prior to this offering, representing less than 1% of our outstanding shares of common stock, are offering 250,005 shares of our common stock and will not beneficially own any shares of our common stock upon completion of this offering. To our knowledge and based upon information we received from such selling security holders, the shares being offered herein by such selling security holders were acquired in the ordinary course of business, and at the time of acquisition, the selling security holders had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell any or all of their shares of common stock offered herein (other than certain shares of common stock that remain subject to vesting conditions although we would not intend to include those shares in the shares that are registered under this prospectus supplement) pursuant to this prospectus supplement or, on or following October 8, 2026, pursuant to Rule 144 provided such transactions meet the criteria and conform to the requirements of Rule 144. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock.

The selling security holders of our common stock and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered in this prospectus supplement on the principal trading market for our common stock or any other stock exchange, market, or trading facility on which our common stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The selling security holders may use any one or more of the following methods when selling securities:

•	sales on the NYSE or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling security holders to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

On or after October 8, 2026, the selling security holders may also sell their shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus supplement. The selling security holders are not obligated to, and there is no assurance that the selling security holders will, sell all or any of the common stock we are registering hereunder.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our common stock or interests in this prospectus supplement, the selling security holders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume;

•	sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares; and

•

enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

In addition, a selling security holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for securities, in each case pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless our affiliate) would thereby receive freely tradeable securities pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling security holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The shares of common stock covered in this prospectus supplement will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered in this prospectus supplement may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered in this prospectus supplement may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling security holders or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

VALIDITY OF THE SHARES OF COMMON STOCK

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements of Discover Financial Services as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to our Current Report on Form 8-K/A filed with the SEC on May 22, 2025, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement (File No. 333-277813) we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus supplement. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus supplement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may view the registration statement, reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov and through our website at www.capitalone.com.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. Any information incorporated by reference in this prospectus supplement that we file with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in this prospectus supplement.

We are incorporating by reference in this prospectus supplement the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as may be specified below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 19, 2026 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders, filed on March 25, 2026, incorporated by reference therein);

•

our Current Reports on Form 8-K or Form 8-K/A filed on May  22, 2025, January 22, 2026 (Item 3.02 only) (Film No.  26552258), February  2, 2026, February  6, 2026, April  7, 2026, and April  21, 2026 (Exhibit 99.2 only) (Film No. 26879411) and

•	the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 19, 2026.

You can obtain copies of documents incorporated by reference in this prospectus supplement, without charge, by requesting them from us by telephone at (703) 720-2455 or via email at investorrelations@capitalone.com. We have not, and the selling security holders have not, authorized any other person to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus supplement (including any related free writing prospectus prepared by us or on our behalf, if any) and the accompanying prospectus. We and the selling security holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus supplement nor is it incorporated by reference.

PROSPECTUS

Capital One Financial Corporation

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units

Capital One Financial Corporation from time to time may issue and offer to sell, and selling securityholders may offer to resell, the senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, purchase contracts, warrants or units described in this prospectus, which we refer to collectively as our securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and the prospectus supplement and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the symbol “COF.”

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 7 of this prospectus.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

These securities are not deposits or savings accounts or other obligations of a bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2024.

i

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “our,” “us,” or the “Corporation,” each refer to Capital One Financial Corporation.

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933 (the “Securities Act”). Under this shelf registration process, we or any selling security holders to be named in a prospectus supplement may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus provides you with a general description of the securities that we or any selling security holders to be named in a prospectus supplement may offer. You should read both this prospectus and any prospectus supplement together with any related free writing prospectuses and the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any such free writing prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we incorporate by reference is accurate only as of the date of such document incorporated by reference.

All pro forma financial statements and other pro forma information incorporated by reference herein has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Transaction (as defined below) been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we have made and will make forward-looking statements, including those that discuss, among other things: strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, expenses, assets, liabilities, capital and liquidity measures, capital allocation plans, accruals for claims in litigation and for other claims against us; earnings per share, efficiency ratio, operating efficiency ratio or other financial measures for us; future financial and operating results; our plans, objectives, expectations and intentions; and the assumptions that underlie these matters. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. We have based these forward-looking statements on our current plans, estimates and projections, and you should not unduly rely on them. To the extent that any of the information in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995.

Numerous factors could cause our actual results to differ materially from those described in such forward-looking statements, including, among other things:

•

risks relating to the pending acquisition (the “Transaction”) of Discover Financial Services (“Discover”), including the risk that the cost savings and any revenue synergies from the Transaction may not be fully realized or may take longer than anticipated to be realized; disruption to our business and to Discover’s business as a result of the announcement and pendency of the Transaction; the risk that the integration of Discover’s business and operations into ours, including into our compliance management program, will be materially delayed or will be more costly or difficult than expected, or that we are otherwise unable to successfully integrate Discover’s business into ours, including as a result of unexpected factors or events; the failure to obtain the necessary approvals by our stockholders or by the stockholders of Discover; our ability and the ability of Discover to obtain required governmental approvals of the Transaction on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect us after the closing of the Transaction or adversely affect the expected benefits of the Transaction; reputational risk and the reaction of customers, suppliers, employees or other business partners of ours or of Discover to the Transaction; the failure of the closing conditions in the agreement and plan of merger entered into in connection with the Transaction (the “Merger Agreement”) to be satisfied, or any unexpected delay in closing the Transaction or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the dilution caused by our issuance of additional shares of our common stock in the Transaction; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; risks related to management and oversight of our expanded business and operations following the Transaction due to the increased size and complexity of our business; the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Transaction or the size, scope and complexity of our business operations following the Transaction; the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against us (before or after the Transaction) or against Discover; and other factors that may affect our future results or the future results of Discover;

•	the financial information of Discover and the pro forma financial information of Discover incorporated by reference herein may not be indicative of future results or our financial condition;

•

changes and instability in the macroeconomic environment, resulting from factors that include, but are not limited to monetary policy actions, geopolitical conflicts or instability, labor shortages, government shutdowns, inflation and deflation, potential recessions, lower demand for credit, changes in deposit practices and payment patterns;

•	increases or fluctuations in credit losses and delinquencies and the impact of incorrectly estimated expected losses, which could result in inadequate reserves;

•	compliance with new and existing domestic and foreign laws, regulations and regulatory expectations;

•	limitations on our ability to receive dividends from our subsidiaries;

•

our ability to maintain adequate capital or liquidity levels or to comply with revised capital or liquidity requirements, which could have a negative impact on our financial results and our ability to return capital to our stockholders;

•	the extensive use, reliability, and accuracy of the models, artificial intelligence (“AI”), and data on which we rely;

•

increased costs, reductions in revenue, reputational damage, legal exposure and business disruptions that can result from a cyber-attack or other security incident on us or third parties (including their supply chains) with which we conduct business, including an incident that results in the theft, loss, manipulation or misuse of information, or the disabling of systems and access to information critical to business operations;

•	developments, changes or actions relating to any litigation, governmental investigation or regulatory enforcement action or matter involving us;

•	the amount and rate of deposit growth and changes in deposit costs;

•	our ability to execute on our strategic initiatives and operational plans;

•	our response to competitive pressures;

•

our business, financial condition and results of operations may be adversely affected by merchants’ efforts to reduce the fees charged by credit and debit card networks to facilitate card transactions, and by legislation and regulation impacting such fees;

•	our success in integrating acquired businesses and loan portfolios, and our ability to realize anticipated benefits from announced transactions and strategic partnerships;

•	our ability to develop, operate, and adapt our operational, technology and organizational infrastructure suitable for the nature of our business;

•	the success of our marketing efforts in attracting and retaining customers;

•	our risk management strategies;

•	changes in the reputation of, or expectations regarding, us or the financial services industry with respect to practices, products, services or financial condition;

•	fluctuations in interest rates or volatility in the capital markets;

•	our ability to attract, develop, retain and motivate key senior leaders and skilled employees;

•	climate change manifesting as physical or transition risks;

•	our assumptions or estimates in our financial statements;

•	the soundness of other financial institutions and other third parties, actual or perceived;

•	our ability to invest successfully in and introduce digital and other technological developments across all our businesses;

•	a downgrade in our credit ratings;

•	our ability to manage risks from catastrophic events;

•

compliance with applicable laws and regulations related to privacy, data protection and data security, in addition to compliance with our own privacy policies and contractual obligations to third parties;

•	our ability to protect our intellectual property; and

•	other risk factors identified from time to time in our public disclosures, including in the reports that we file with the SEC.

You should carefully consider the factors referred to above in evaluating these forward-looking statements.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference. For additional information that you should consider carefully in evaluating these forward-looking statements, see the section entitled “Risk Factors” on page 7 of this prospectus as well as the factors set forth under the “Risk Factors” section in any accompanying prospectus supplement and in any other documents incorporated or deemed to be incorporated by reference therein or herein, including our Annual Report on Form 10-K for the year ended December 31, 2023, as such discussion may be amended or updated by other reports filed by us with the SEC.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risk factors referred to above. Our future performance and actual results may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results and values are beyond our ability to control or predict. Any forward-looking statements made by us or on our behalf speak only as of the date they are made or as of the date indicated, and we do not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may view the registration statement, reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s website at www.sec.gov and through our website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus and any prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus and any prospectus supplement. Any information incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and any information incorporated by reference in any prospectus supplement will automatically update and supersede information contained in this prospectus and any prospectus supplement. Our SEC file number is 001-13300.

We are incorporating by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, except as may be specified below:

•

our Annual Report on Form  10-K for the fiscal year ended December 31, 2023, filed on February 23, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders, incorporated by reference therein);

•	our Current Reports on Form 8-K filed on February 1, 2024, February 5, 2024, February 20, 2024, February 22, 2024, February 29, 2024 and March 11, 2024; and

•	the description of our common stock on Amendment No. 1 to Form 8-A, dated October 17, 1994.

You can obtain copies of documents incorporated by reference in this prospectus, without charge, by requesting them from us by telephone at (703) 720-2455 or via email at investorrelations@capitalone.com. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed information that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

Our principal executive office is located at 1680 Capital One Drive, McLean, Virginia 22102 (telephone number (703) 720-1000). We maintain a website at www.capitalone.com. The information on our website is not part of this prospectus nor is it incorporated by reference.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes in the ordinary course of our business. General corporate purposes may include repayment of debt, redemptions and repurchases of shares of our common stock and of our other securities, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, you should consider carefully the risks and other information in this prospectus and any accompanying prospectus supplement and carefully read the risks described in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, including the discussion under the “Risk Factors” section in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, as such discussion may be amended or updated in other reports filed by us with the SEC. If any of these risks were to materialize, it could adversely affect our business, results of operations, liquidity and financial condition and could cause the value of our securities to decline. If applicable, we will include in any prospectus supplement a description of significant additional risks specific to investing in the offering described therein.

DESCRIPTION OF DEBT SECURITIES

We may from time to time issue debt securities which will be our direct unsecured general obligations. These debt securities are described below and will be senior debt securities or subordinated debt securities and any senior or subordinated debt securities that may be part of a unit, all of which are called debt securities. The senior debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (the “senior debt trustee”), dated as of November 1, 1996 (the “senior debt indenture”), as supplemented by the first supplemental indenture between us and the senior debt trustee, dated as of November 2, 2021 (the “supplemental indenture” and together, with the senior debt indenture, the “senior indenture”), and the subordinated debt securities will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “subordinated debt trustee” and together with the senior debt trustee, the “indenture trustees”), dated as of August 29, 2006 (the “subordinated indenture” and together with the senior indenture, the “indentures”), subject in each case to such amendments or supplemental indentures as may be adopted from time to time.

We have summarized selected provisions of the indentures below. The summary is not complete and does not describe every aspect of the indentures. A copy of each of the senior indenture and the subordinated indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and has been qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also consider applicable provisions of the Trust Indenture Act. In the summary below, we have included references to section numbers so that you can easily locate these provisions. The particular terms of any debt securities we offer will be described in the related prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities described below and in the indentures. For a description of the terms of any series of debt securities, you should also review both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus before making an investment decision. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

As of December 31, 2023, we had $31.2 billion in senior and subordinated notes outstanding that mature in varying amounts from 2024 to 2034, of which $27.5 billion in aggregate outstanding amount was senior debt securities and $3.7 billion in aggregate outstanding amount was subordinated debt securities. $431 million in senior and subordinated debt securities was issued by our principal operating subsidiary, Capital One, National Association (“CONA”).

General

The debt securities will be our direct unsecured obligations. The indentures do not significantly limit our operations. In particular, they do not:

•	limit the amount of debt securities that we can issue under the indentures;

•	limit the number of series of debt securities that we can issue from time to time;

•	limit or otherwise restrict the total amount of debt that we or our subsidiaries may incur or the amount of other securities that we may issue;

•	require us or an acquiror to repurchase debt securities in the event of a “change in control;” or

•

contain any covenant or other provision that is specifically intended to afford any holder of the debt securities any protection in the event of highly leveraged transactions or similar transactions involving us or our subsidiaries.

The senior debt securities will rank equally with all of our other unsecured unsubordinated indebtedness. The subordinated debt securities will have a position junior to all of our senior indebtedness.

Because we are a holding company, dividends and fees from our subsidiaries are our principal source of revenues from which to repay the debt securities. Our subsidiaries engaged in the banking or credit card business can only pay dividends if they are in compliance with applicable United States federal and state regulatory requirements. Our right to participate in any asset distribution of any of our subsidiaries, including CONA, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that we may ourselves be an unsubordinated creditor of that subsidiary). As a result, the rights of holders of debt securities to benefit from those distributions will also be junior to the rights of all creditors of our subsidiaries. Consequently, the debt securities will be effectively subordinated to all liabilities of our subsidiaries. CONA is subject to claims by creditors for long-term and short-term debt obligations, including deposit liabilities, obligations for federal funds purchased and securities sold under repurchase agreements. There are also various legal limitations on the extent to which CONA may pay dividends or otherwise supply funds to us or our other affiliates.

Terms

A prospectus supplement relating to the offering of any series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following (unless specified otherwise or in context, section references are to sections of both the senior indenture and subordinated indenture):

•	the title, series, form and type of the offered debt securities;

•	whether the offered debt securities will be senior or subordinated debt;

•	the indenture under which the offered debt securities are being issued;

•	whether the offered debt securities are to be issued in registered form, bearer form or both;

•	the aggregate principal amount of the offered debt securities and any limit upon the aggregate principal amount of the debt securities of such title or series;

•

the date or dates (including the maturity date) or method, if any, for determining such dates, on which the principal of the offered debt securities will be payable (and any provisions relating to extending or shortening the date on which the principal of the offered debt securities is payable);

•

the interest rate, or method, if any, for determining the interest rate, the date or dates from which interest will accrue, or method, if any, for determining such dates, the interest payment dates, if any, on which interest will be payable, and whether and under what circumstances additional amounts on the offered debt securities will be payable; the manner in which payments with respect to the offered debt securities will be made; and the place or places where principal of, premium, if any, interest on and additional amount, if any, will be payable;

•	whether the offered debt securities are redeemable at our option, and if so, the periods, prices, and other terms regarding such optional redemption;

•

whether we are obligated to redeem or repurchase the offered debt securities pursuant to any sinking fund or at the option of any holder thereof and, if so, the periods, prices, and other terms regarding such repurchase or redemption;

•	the denominations in which the offered debt securities will be issuable;

•

if other than the principal amount, the portion of the principal amount of the offered debt securities payable upon the acceleration of the maturity date or the method by which such portion is to be determined;

•

the currency for payment of principal, premium, interest and any additional amount with respect to the offered debt securities, whether the principal of, premium, if any, interest on or additional amount, if any, with respect to the offered debt securities are to be payable, at our election or any holder’s election, in a currency other than that in which the offered debt securities are denominated, the period in which that election may be made and the time and manner of determining the applicable exchange rate;

•	the percentage of the principal amount or price at which the offered debt securities will be issued;

•

whether the amount of payments of principal of, premium, if any, interest on, or additional amount, if any, with respect to the offered debt securities may be determined by reference to an index, formula or other method, and if so, the terms and conditions and the manner in which such amounts will be determined and paid or payable;

•	any changes to the covenants or additional events of default, covenant breaches or covenants;

•

whether and upon what terms the offered debt securities may be defeased (which means that we would be discharged from our obligations by depositing sufficient cash or government securities to pay the principal of, premium, if any, interest on, or additional amount, if any, due to the stated maturity date or a redemption date of the offered debt securities);

•	whether the offered debt securities will be convertible into our common stock and, if so, the initial conversion price, the periods and terms of the conversion or exchange; and

•	any other terms not inconsistent with the provisions of the indentures. (Section 301)

Form of the Debt Securities

The indentures provide that we may issue senior and subordinated debt securities in registered form, in bearer form or in both registered and bearer form. Unless we indicate otherwise in the applicable prospectus supplement, each series of senior and subordinated debt securities will be issued in registered form, without coupons. Holders of “registered form” securities will be listed on the applicable indenture trustee’s register for the applicable debt securities. (Sections 201 and 305)

Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000. Unless we indicate otherwise in the applicable prospectus supplement, we will issue senior and subordinated debt securities in bearer form in denominations of $5,000 or any integral multiple of $5,000. There will be no service charge for any registration of transfer, exchange, redemption, or conversion of senior and subordinated debt securities, but we or the applicable indenture trustee may require the holder to pay any tax or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of the senior or subordinated debt securities, other than certain exchanges not involving any transfer. (Sections 302 and 305)

If we issue the debt securities in bearer form, the debt securities will have interest coupons attached. “Bearer form” securities are payable to whomever physically holds them from time to time. Debt securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than through offices of certain United States financial institutions located outside the United States. Purchasers of debt securities in bearer form will be subject to certification procedures and may be affected by United States tax law limitations. These procedures and limitations will be described in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless we indicate otherwise in the applicable prospectus supplement, payments on the debt securities will be made at our office or agency maintained for that purpose. We have appointed an agency in New York, New York to make payments on the debt securities; however, we may change our agent from time to time. Any transfer of the debt securities will be registerable at the same place. In addition, we may choose to pay interest by check mailed to the address in the security register of the person in whose name the debt security is registered at the close of business on the applicable record date. (Sections 1002 and 307)

Unless we indicate otherwise in the applicable prospectus supplement, any interest and any additional amounts with respect to any debt securities which is payable, but not punctually paid or duly provided for, may be paid to the holders as of a special record date fixed by the applicable indenture trustee or in any other lawful manner. (Section 307)

Unless we indicate otherwise in the applicable prospectus supplement, payments of principal of, premium, if any, and interest on debt securities in bearer form will be made at the office outside the United States specified in the applicable prospectus supplement and as we may designate from time to time. Payment can also be made by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless we indicate otherwise in the applicable prospectus supplement, payment on debt securities in bearer form will be made only if the holder surrenders the coupon relating to the interest payment date. We will not make any payments on any debt security in bearer form at any office or agency in the United States, by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. (Sections 1001 and 1002)

Global Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement for a series of debt securities, each series of debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or permanent form. (Sections 201 and 203)

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global senior or subordinated debt securities.

Covenants

Under the senior indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and the corporate existence of each of our significant subsidiaries (as defined below) and our rights (charter and statutory) and franchises and those of each of our significant subsidiaries. However, neither we nor any of our significant subsidiaries will be required to preserve any of these rights or franchises if we or the significant subsidiary, as the case may be, determine that the preservation of these rights or franchises is no longer desirable in the conduct of our or its business, as applicable, and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the senior debt securities. (Section 1007);

•

The senior indenture contains a covenant by us limiting our ability to dispose of the voting stock of a significant subsidiary. A “significant subsidiary” is any of our majority-owned subsidiaries the consolidated assets of which (as reflected on our consolidated balance sheet) constitute 20% or more of our consolidated assets. This covenant generally provides that, except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” as long as any of the senior debt securities are outstanding:

•

neither we nor any of our significant subsidiaries will sell, assign, transfer or otherwise dispose of the voting stock of a significant subsidiary or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, and we will not permit a significant subsidiary to issue voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase such voting stock, in each case if, after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertibles securities, options, warrants or rights, such significant subsidiary would cease to be a controlled subsidiary (as defined below); and

•

we will not permit a significant subsidiary to merge or consolidate with or into any corporation unless the survivor is us or is, or upon consummation of the merger or consolidation will become, a controlled subsidiary, or to lease, sell or transfer all or substantially all of its properties and assets except to us or a controlled subsidiary or a person that upon such lease, sale or transfer will become a controlled subsidiary. (Section 1005).

A “controlled subsidiary” is a significant subsidiary at least 80% of the voting stock of which is owned by us and/or one or more of our controlled subsidiaries.

The limitations described above do not apply to certain transactions required by law, rule, regulation or governmental order (including as a condition to an acquisition of another entity by us) or to any sale or transfer of assets in a securitization transaction.

Under the subordinated indenture, we agree to the following:

•

Except as permitted as described in this prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” we will preserve and keep in full force and effect our corporate existence and our rights (charter and statutory) and franchises. However, we will not be required to preserve any of these rights or franchises if we determine that the preservation of these rights or franchises is no longer desirable in the conduct of our business and that the loss of these rights or franchises is not disadvantageous in any material respect to the holders of the subordinated debt securities. (Section 1007)

In addition, the senior indenture contains a covenant by us limiting our ability to create liens on the voting stock of a significant subsidiary. This covenant generally provides that, as long as any of the senior debt securities are outstanding, neither we nor any of our subsidiaries will create, assume or incur any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon a significant subsidiary’s voting stock, or upon securities convertible into or options, warrants or rights to subscribe for or purchase, a significant subsidiary’s voting stock, directly or indirectly, to secure indebtedness for borrowed money, if, treating such pledge, encumbrance or lien as a transfer of the significant subsidiary’s voting stock or securities convertible into or options, warrants or rights to subscribe for or purchase the significant subsidiary’s voting stock to the secured party (in each case after giving effect to such transaction and to the issuance of the maximum number of shares of voting stock of the significant subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights), the significant subsidiary would not continue to be a controlled subsidiary, unless the senior debt securities are equally and ratably secured with any and all such indebtedness by this pledge, encumbrance or lien. (Section 1006)

Subordination of Subordinated Debt Securities

Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to subordinated debt securities. Section references are to sections of the subordinated indenture.

Subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined below. Payments on subordinated debt securities also will be effectively subordinated if:

•	we are involved in insolvency, bankruptcy or similar proceedings;

•

the maturity of any series of our subordinated debt securities is accelerated because of certain events of bankruptcy, insolvency or reorganization of us or a major depositary institution subsidiary; or

•

we fail to pay the principal of, premium, if any, or interest on any senior indebtedness when due, or an event of default occurs and is continuing with respect to any senior indebtedness permitting the holders of such senior indebtedness to declare the senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable. (Section 1601)

Because of this subordination, some of our creditors may receive more, ratably, than holders of subordinated debt securities if we are insolvent.

After all payments have been made to the holders of senior indebtedness, any holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive payments or distributions of cash, property or securities from us applicable to such senior indebtedness until all amounts owing on the subordinated debt securities have been paid in full. (Section 1602)

In addition, holders of subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

“Senior indebtedness” includes: (1) the principal of, premium, if any, and interest on, whether outstanding now or incurred later, (a) all indebtedness for money borrowed by us, including indebtedness of others that we guarantee, other than the subordinated debt securities and the junior subordinated debt securities and other indebtedness that is expressly stated as not senior, and (b) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in either case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the subordinated debt securities; (2) all our capital lease obligations and any synthetic lease or tax retention operating lease; (3) all our obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements, but excluding trade accounts payable in the ordinary course of business; (4) all our obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (5) all our obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us.

Senior indebtedness does not include: (1) subordinated debt securities; (2) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities; and (3) any indebtedness between or among us and our affiliates, including (a) any junior subordinated debt securities, (b) trust preferred securities guarantees and (c) all other debt securities and guarantees in respect of those debt securities, issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is our financing vehicle in connection with the issuance by such financing vehicle of trust preferred securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with, or junior to, the trust preferred securities guarantees.

Consolidation, Merger and Sale of Assets

Each indenture generally permits a consolidation or merger between us and another corporation and the conveyance, transfer or lease by us of all or substantially all of our property or assets, in each case without the consent of the holders of any outstanding debt securities, subject to certain requirements. Under each indenture, these transactions are permitted if:

•

the successor or purchaser is a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes our obligations on the debt securities under the applicable indenture, except that in the case of the senior indenture, this requirement does not apply to the conveyance, transfer or lease by us of all or substantially all of our assets to one or more of our subsidiaries where we own or control directly or indirectly more than 50% of the shares of voting stock (as a result, if we were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume our obligations under the notes and we would remain the sole obligor on such senior debt securities, including the notes);

•

immediately after giving effect to the transaction, no event which, after notice or lapse of time, would become an event of default or, in the case of the senior indenture, a covenant breach, will have occurred and be continuing pursuant to the applicable indenture; and

•

either we or the successor person has delivered to the applicable indenture trustee an officer’s certificate and an opinion of counsel stating the consolidation, merger, transfer or lease, as applicable, complied with these provisions and all conditions precedent of the applicable indenture. (Section 801)

Upon any consolidation, merger, conveyance, transfer or lease of this kind (other than, where permitted and described above in the case of the senior indenture, a conveyance, transfer or lease by us of all or substantially all of our assets to one or more of our subsidiaries where we own or control directly or indirectly more than 50% of the shares of voting stock), the successor shall be substituted for us as if it had been an original party to the indentures and the debt securities. Thereafter, such successor may exercise our rights and powers under the indentures and the debt securities and, except in the case of a lease, we will be released from all of our obligations and covenants under those documents. (Section 802)

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series containing identical terms and provisions in authorized denominations requested by the holders upon surrender of the registered debt securities at an office or agency that we maintain for that purpose and upon fulfillment of all other requirements set forth in the indentures. (Section 305)

Conversion and Exchangeability

The holders of debt securities that are convertible into our common stock or exchangeable into other securities will be entitled to convert or exchange the debt securities under some circumstances. The terms of any conversion or exchange will be described in the applicable prospectus supplement.

Events of Default; Covenant Breach

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement for any series of debt securities, events of default with respect to any series of debt securities are:

•	in the case of the senior indenture, failure to pay the interest on any debt security of such series when due and payable, and continuance of that default for 30 days;

•

in the case of the subordinated indenture, failure to pay the interest or any additional amounts payable, on any debt security of such series when due and payable, and continuance of that default for 30 days;

•

failure to pay the principal of or any premium on any debt security of such series when due and payable at its maturity and, in the case of the senior debt securities, continuance of that default for 30 days;

•	in the case of the subordinated debt securities, failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series;

•

in the case of the subordinated debt securities, failure to perform or the breach of any covenant or warranty in the subordinated indenture or the subordinated debt securities (other than a covenant or warranty included solely for the benefit of a series of debt securities other than such series) that continues for 60 days after we are given written notice by the subordinated debt trustee or we and the subordinated debt trustee are given written notice by the holders of at least 25% of the outstanding debt securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of us and, in the case of the subordinated debt securities, a major depositary institution subsidiary; or

•	any other event of default included in any indenture or supplemental indenture. (Section 501)

If a default occurs with respect to any series of senior or subordinated debt securities, the applicable indenture trustee will give the holders of those debt securities notice of the default as and to the extent provided by the Trust Indenture Act and as described in the applicable indenture. (Section 501)

Covenant Breaches under the Senior Indenture

Under the senior indenture, any one of the following events constitutes a “covenant breach”:

•	failure to deposit any sinking fund payment when and as due by the terms of any debt security of such series; or

•

failure to perform or the breach of any covenant or warranty in the senior indenture or the senior debt securities (other than a covenant or warranty specified as an event of default or included solely for the benefit of a series of senior debt securities other than such series) that continues for 90 days after we are given written notice by the senior debt trustee or we and the senior debt trustee are given written notice by the holders of at least 25% in principal amount of the outstanding senior debt securities of such series.

We may change, eliminate or add to the definition of “covenant breach” with respect to any particular series of senior debt securities, as indicated in the applicable prospectus supplement relating to such series. A covenant breach will not be an event of default with respect to any senior debt security except to the extent otherwise specified in or provided pursuant to, the senior indenture or a supplement thereto, with respect to such series of senior debt securities. (Section 101)

Remedies if an Event of Default or Covenant Breach Occurs

With respect to any series of senior debt securities, if an event of default occurs and continues, either the senior debt trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare the principal amount (or such lesser amount as may be provided for the senior debt securities of such series) of all the senior debt securities of that series to be due and payable immediately by a notice in writing to the Company (and to the senior debt trustee if given by holders of such series of senior debt securities). Unless otherwise specified for a series of senior debt securities, there shall be no other rights of acceleration for such series of senior debt securities. In addition, for the avoidance of doubt, unless otherwise specified for a series of senior debt securities, neither the senior debt trustee nor holders of such series of senior debt securities shall have the right to accelerate the payment of such series of senior debt securities, nor shall the payment of any such series of senior debt securities be otherwise accelerated, as a result of a covenant breach. Furthermore, for the avoidance of doubt, if an event of default as described under the senior indenture is specified for a series of senior debt securities, there will be no right to accelerate payment of such series of senior debt securities unless such acceleration rights are granted specifically for such series of senior debt securities as contemplated by the senior debt indenture. (Section 502)

With respect to any series of subordinated debt securities, payment of the principal of such series of subordinated debt securities may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of us or one of our major depositary institution subsidiaries. Subordinated debt securities cannot be accelerated if we default in our performance of any other covenant, including payment of principal or interest. (Section 502)

Any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained the majority holders may, under certain circumstances, void the declaration.

“Majority holders” are the holders of a majority of the aggregate principal amount of outstanding senior or subordinated debt securities of that series. (Section 502)

The majority holders may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee, or exercising any trust or power conferred on the applicable indenture trustee, for the senior or subordinated debt securities of that series. (Section 512). The applicable indenture trustee generally is not obligated to exercise any of its rights or powers under any senior or subordinated indenture at the request or direction of any of the holders, unless those holders offer the applicable indenture trustee reasonable indemnity. (Section 601)

A holder does not have the right to institute a proceeding with respect to the indenture, for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given written notice to the applicable indenture trustee of a continuing event of default or, in the case of the senior indenture, covenant breach;

•

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of the applicable series have made a written request to the applicable indenture trustee to institute proceedings in respect of such event of default or, in the case of the senior indenture, covenant breach, in its own name as trustee under the applicable indenture, and such holders have offered to the applicable indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the applicable indenture trustee has failed to institute a proceeding within 60 days after receipt of such notice, request and offer of indemnity; and

•	the applicable indenture trustee has not received an inconsistent direction from the majority holders within such 60-day period. (Section 507)

However, these limitations do not apply to a suit for the enforcement of payment or conversion rights instituted on or after the respective due dates of the senior and subordinated debt securities of the applicable series. (Section 508)

Waivers of Certain Covenants and Past Defaults

The holders of not less than a majority of the aggregate principal amount of the outstanding senior and subordinated debt securities of each series may, on behalf of all holders of that series, waive our compliance with certain restrictive provisions of the applicable indenture. They also may waive any past default with respect to that series under the applicable indenture, except (1) a default in the payment of principal of, premium, if any, interest on or any additional amount, or (2) a default in the performance of certain covenants which cannot be modified without the consent of all of the holders of the applicable series. For purposes of this provision, a “default” means any event which is, or after notice or the lapse of time or both would become, an event of default, or, with respect to the senior indenture, an event of default or a covenant breach, with respect to the securities of such series. (Sections 513 and 1008)

Amendments to the Indentures

Supplemental Indentures with Consent of Holders

Unless we indicate otherwise in the applicable prospectus supplement, we and the applicable indenture trustee may modify or amend an indenture, with the consent of the holders of at least 66-2/3% in principal amount of each series of the senior or subordinated debt securities affected by the modification or amendment. However, no modification or amendment may, without the consent of each holder affected by the modification or amendment:

•	change the due date of the principal of, or any premium or installment of interest on, or any additional amounts with respect to any debt security;

•

reduce the principal amount of, or the rate of interest on, or any additional amounts or premium, if any, payable with respect to any debt security, or, except as otherwise permitted, change an obligation to pay additional amounts with respect to any debt security, or adversely affect the right of repayment at the option of any holder, if any;

•

change the place of payment, the currency in which the principal of, any premium, if any, or interest on, or any additional amounts with respect to any debt security is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the holder, on or after the date for repayment);

•

reduce the percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) under the applicable indenture or reduce requirements for quorum or voting;

•

modify any of the provisions in the applicable indenture provisions described above under “Waivers of Certain Covenants and Past Defaults” and in this section “Amendments to the Indentures—Supplemental Indentures with Consent of Holders,” except to increase any percentage in principal amount of outstanding debt securities of any series the consent of whose holders is required for a supplemental indenture or waiver, or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	adversely affect the right of any holder to convert any convertible debt securities; or

•	in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities. (Section 902)

Supplemental Indentures without Consent of Holders

Except as otherwise provided in the applicable prospectus supplement, we and the applicable indenture trustee may modify and amend an indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by the successor of our covenants in the applicable indenture and in the debt securities;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the applicable indenture;

•

to add or change any provisions of the applicable indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate restrictions on payments with respect to debt securities, to permit registered securities to be exchanged for bearer securities, to permit bearer securities to be exchanged for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided any such action does not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to establish the form or terms of debt securities of any series and any related coupons;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•

to cure any ambiguity or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision of the applicable indenture, or to make any other provisions with respect to matters or questions arising under the applicable indenture which do not adversely affect the interests of the holders of any debt securities or related coupons in any material respect;

•	to modify the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•

to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided the action does not adversely affect the interests of the holders of any debt securities of that series or related coupons or any other debt securities or related coupons in any material respect;

•	to secure the debt securities;

•

to amend or supplement any provision of the applicable indenture or any supplemental indenture, provided that the amendment or supplement does not materially adversely affect the interests of the holders of outstanding debt securities; and

•	to make certain provisions with respect to conversion rights. (Section 901)

Legal Defeasance and Covenant Defeasance

If the applicable prospectus supplement provides for defeasance, we may at any time elect to defease and will be deemed to have paid and discharged our obligations on the applicable debt securities if:

•

no event of default or, with respect to the senior indenture, covenant breach, has occurred and is continuing, or would occur upon the giving of notice or lapse of time, at the time of the satisfaction and discharge;

•

either (1) we have irrevocably deposited with the applicable indenture trustee sufficient cash or government securities to pay when due all the principal of, premium, if any, interest on and additional amounts, if any, with respect to the applicable debt securities, through the stated maturity or redemption date of the applicable debt securities (or, in the case of debt securities which have become due and payable, through the date of such deposit), or (2) we have properly fulfilled such other means of satisfaction and discharge as is provided in or pursuant to the applicable indenture for the applicable debt securities;

•	we have paid all other sums payable under the applicable indenture with respect to the applicable debt securities and any related coupons;

•

we have delivered to the applicable indenture trustee a certificate of our independent public accountants certifying as to the sufficiency of the amounts deposited by us, and an officers’ certificate and opinion of counsel as required by the applicable indenture; and

•

we have delivered to the applicable indenture trustee an opinion of counsel to the effect that the holders will have no federal income tax consequences as a result of the deposit or termination and if the applicable debt securities are listed on the New York Stock Exchange, an opinion of counsel that the applicable debt securities will not be delisted.

In the case of a defeasance, the holders of the applicable debt securities of the series will not be entitled to the benefits of the applicable indenture, except for the registration of transfer or exchange and the replacement of stolen, lost or mutilated applicable debt securities and the requirements regarding the maintenance of an office or agency where the applicable debt securities can be surrendered for payment or registration of transfer or exchange and the right of the holders of the applicable debt securities to receive from the deposited funds payment of the principal of, premium, if any, interest on, and any additional amounts, if any, with respect to the applicable debt securities when due. (Section 402)

Determining the Outstanding Debt Securities

Unless otherwise provided in or pursuant to the applicable indenture, we will consider the following factors in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture or are present at a meeting of holders of debt securities for quorum purposes:

•

in the case of any debt security that by its terms provides for declaration of a principal amount less than the principal face amount of the debt security to be due and payable upon acceleration, the principal amount that will be deemed to be outstanding will be the principal amount that would be declared to be due and payable upon a declaration of acceleration thereof at the time of such determination;

•	in the case of any indexed security, the principal amount that will be deemed to be outstanding will be the principal face amount of the indexed security at original issuance;

•

in the case of any debt security denominated in one or more foreign currency units, the principal amount that will be deemed to be outstanding will be the U.S. dollar equivalent based on the applicable exchange rate or rates at the time of sale; and

•	any debt securities owned by us or any other obligor upon the debt securities or any of our or such other obligor’s affiliates, will be disregarded and deemed not to be outstanding. (Section 101)

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustees

In the normal course of business, we and our subsidiaries conduct banking transactions with the indenture trustees, and the indenture trustees conduct banking transactions with us and our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

Our Restated Certificate of Incorporation, dated July 26, 2023 (our “Restated Certificate of Incorporation”), authorizes our Board of Directors, or the Board, to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. The Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Currently, 50,000,000 shares of our authorized capital stock are classified as preferred stock under our Restated Certificate of Incorporation. As of December 31, 2023, 4,975,000 shares of preferred stock were issued and outstanding.

General

The following description summarizes the general terms and provisions of our authorized preferred stock. The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read the particular terms of any series of preferred stock we offer described in the related prospectus supplement, together with the more detailed provisions of our Restated Certificate of Incorporation and the certificate of designation relating to the particular series of preferred stock, for provisions that may be important to you. Our Restated Certificate of Incorporation has been filed as an exhibit to the registration statement of which this prospectus is a part. The certificate of designation relating to the particular series of preferred stock will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. Terms which could be included in a prospectus supplement include:

•	the designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or its method of calculation, and the dates on which dividends will be payable;

•	whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	whether we have elected to offer depositary shares, as described below;

•	the terms and conditions, if any, upon which the preferred stock will be convertible into or exchangeable for common stock or other securities; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and have no preemptive rights. Preferred stock will have the dividend, liquidation, and voting rights described below, unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to any series of preferred stock for the series’ specific terms.

Dividend Rights

Holders of preferred stock will receive, when, as and if declared by the Board, dividends at rates and on the dates described in the applicable prospectus supplement. Dividends must be declared by the Board out of legally available funds. Each dividend will be payable to the holders of record as they appear on our stock record books of the Corporation or, if applicable, the records of the depositary on the record dates fixed by the Board or its committee. Dividends on any series of preferred stock may be cumulative or noncumulative. The Corporation’s ability to pay dividends on the preferred stock depends on the ability of our subsidiaries, including CONA, to pay dividends to the Corporation. The ability of the Corporation and CONA to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve Board and the Office of the Comptroller of the Currency, as well as the authority of the Federal Reserve Board, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation to limit the payment of dividends by the banking organizations they supervise (including the Company and CONA) if, in the banking regulator’s opinion, payment of a dividend would constitute an unsafe or unsound practice in light of the financial condition of the banking organization.

We will not declare or pay or set apart funds for the payment of dividends on any securities which rank equally with the preferred stock unless we have paid or set apart funds for the payment of dividends on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with any equally ranked securities.

Voting Rights

Unless we indicate otherwise in the applicable prospectus supplement relating to a particular series of preferred stock or expressly required by law, the holders of the preferred stock will not have any voting rights.

Rights upon Liquidation

If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidation distributions. These will be in the amounts set forth in the applicable prospectus supplement, plus accrued and unpaid dividends and, if the series of the preferred stock is cumulative, accrued and unpaid dividends for all prior dividend periods. If we do not pay in full all amounts payable on any series of preferred stock, the holders of the preferred stock will share proportionately with any equally ranked securities in any distribution of our assets. After the holders of any series of preferred stock are paid in full, they will not have any further claim to any of our remaining assets. In addition, holders of preferred stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Because the Corporation is a holding company, the rights of its stockholders to participate in the assets of any subsidiary, including CONA, upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against the subsidiary.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock, and may be subject to mandatory redemption pursuant to a sinking fund, under the terms described in any applicable prospectus supplement. Any redemption of preferred stock is subject to our receipt of any required prior approval by the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital regulations and guidelines of the Federal Reserve Board applicable to the redemption of such series of preferred stock.

In the event of partial redemptions of preferred stock, the Board or its committee will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method the Board or its committee determines to be equitable.

On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock which were called for redemption. In addition, all rights of holders of the preferred shares will terminate except for the right to receive the redemption price.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms and conditions, if any, on which shares of that series are convertible into or exchangeable for our common stock or other securities, including:

•	the number of shares of common stock or other securities into which the shares of preferred stock are convertible or for which the shares of preferred stock may be exchanged;

•	the conversion price or exchange price or manner of calculation;

•	the conversion period or exchange period;

•	provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our option, if applicable;

•	any events requiring an adjustment of the conversion price or exchange price; and

•	provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF COMMON STOCK

The Corporation is authorized to issue 1,000,000,000 shares of common stock, par value $.01 per share. As of December 31, 2023, 380,389,609 shares of common stock were issued and outstanding. The common stock is traded on the New York Stock Exchange under the symbol “COF.” All outstanding shares of common stock are and will be fully paid and nonassessable.

The following summary is not complete, and you should refer to the applicable provisions of the Delaware General Corporation Law, our Restated Certificate of Incorporation and our Amended and Restated Bylaws, dated September 23, 2021 (our “Amended and Restated Bylaws”), for additional information. See “Where You Can Find More Information.”

Voting and Other Rights

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Except as otherwise provided by law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws, a majority of the votes cast is required for all actions to be taken by stockholders. Directors in uncontested elections shall be elected by a majority of votes cast; however, in contested elections, a plurality standard shall apply. Stockholders do not have cumulative voting rights in the election of directors, which means that the holders of a majority of the votes cast in an election of directors can elect all of the directors. Shares of common stock also do not have any preemptive, subscription, redemption, sinking fund or conversion rights.

The foregoing rights may be subject to voting and other rights that we may grant from time to time to the holders of other classes of our securities.

For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement, to our Restated Certificate of Incorporation, and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”

Distribution

To the extent outstanding preferred stock provides for a dividend preference, any dividends payable on our common stock are subject to such preference. Dividends must be declared by the Board out of legally available funds. If we liquidate, dissolve or wind up our affairs, common stockholders are entitled to share proportionately in the assets available for distribution to common stockholders.

Anti-Takeover Provisions of our Restated Certificate of Incorporation and our Amended and Restated Bylaws

Certain provisions in our Restated Certificate of Incorporation and our Amended and Restated Bylaws could make more difficult or discourage a tender offer, proxy contest or other takeover attempt that is opposed by the Board but which might be favored by the stockholders. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws are filed as exhibits to the registration statement, and certain provisions are summarized below.

Board of Directors. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that, other than directors elected by any series of preferred stock, directors will be elected annually to one-year terms in office.

Number of Directors; Removal; Filling Vacancies. Our Amended and Restated Bylaws provide that our Board must consist of between three and seventeen directors, and vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum remains in office, unless the Board determines otherwise. Therefore, unless our Amended and Restated Bylaws are further amended (or the Board determines otherwise), the Board could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with the stockholder’s own nominees.

Under Delaware law and our Restated Certificate of Incorporation, directors may be removed for or without cause. Our Restated Certificate of Incorporation also provides that directors may only be removed, whether for or without cause, upon the affirmative vote of holders of at least a majority of the voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Blank Check Preferred. Our Board is authorized, without stockholder approval, to create and provide for the issuance of up to an aggregate of 50,000,000 shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions on the shares of each such series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock, or be used as a method of determining, delaying or preventing a change of control.

Stockholder Action by Written Consent; Special Meetings. Stockholder action can be taken only at an annual or special meeting of stockholders or by written consent in accordance with the applicable provisions set forth in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. Under circumstances described in our Restated Certificate of Incorporation and our Amended and Restated Bylaws, special meetings of stockholders can be called by the Chair of the Board or by the Board pursuant to a resolution adopted by a majority of the authorized number of directors. Under our Restated Certificate of Incorporation, stockholders have the right to request that the Corporation call a special meeting of stockholders or to request that stockholder action be taken by written consent in lieu of a meeting, provided in each case that the requesting stockholders own 25% or more of the then-outstanding shares of stock entitled to vote on the matters proposed to be brought before the special meeting or the actions proposed to be taken by written consent, as applicable, and satisfy certain requirements set forth in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. These requirements include a “net long” definition of stock ownership for purposes of determining whether stockholders requesting a special meeting or action by written consent satisfy the 25% ownership threshold, so that only stockholders with full and continuing economic interest and voting rights in our stock can request a special meeting or action by written consent. In addition, our Amended and Restated Bylaws set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings or actions by written consent. Moreover, any special meeting of stockholders is limited to the business in the notice of the special meeting sent to the stockholders before the meeting, including any business stated in a valid special meeting request (in the case of a stockholder-requested special meeting).

The ability to take stockholder action by written consent or to request special meetings may be precluded if stockholders fail to satisfy the requirements in our Restated Certificate of Incorporation and our Amended and Restated Bylaws. You should refer to these documents for more information about the requirements.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Only people who are nominated by, or at the direction of, the Board, or by a stockholder who has given proper written notice prior to a meeting at which directors are to be elected, will be eligible for election as directors. Business conducted at an annual meeting is limited to the business brought before the meeting by, or at the direction of, the Chair of the Board, the Board or a stockholder who has given proper notice. A stockholder’s notice to us proposing to nominate a person for election as a director must contain certain information described in our Amended and Restated Bylaws and be submitted in compliance with the time frames specified in our Amended and Restated Bylaws.

You should refer to our Amended and Restated Bylaws for more information, including the process and timing requirements for a stockholder notice.

Some of the effects of the provisions described above and in our Amended and Restated Bylaws include:

•

the Board will have a longer period to consider the qualifications of the proposed nominees or the substance of other business proposed to be brought before an annual meeting and, if deemed necessary or desirable, to inform stockholders about the Board’s views on these matters;

•

there will be an orderly procedure for conducting annual meetings of stockholders and informing stockholders, prior to the meetings, of any nominations or other business proposed to be conducted at the meetings, including any Board recommendations; and

•

contests for the election of directors or the consideration of stockholder proposals will be precluded if the procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposal.

Business Combinations. Under our Restated Certificate of Incorporation, certain mergers, share exchanges or sales of our assets with or to interested stockholders, as defined below, must be approved by the affirmative vote of the holders of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, including the affirmative vote of a majority of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Restated Certificate of Incorporation requires this affirmative vote even if no vote is required, or a lesser percentage is specified, by law or any national securities exchange or otherwise.

This majority affirmative vote is not required in two situations (and a business combination shall require only the vote required by law or any other applicable provision of our Restated Certificate of Incorporation). First, it is not required if the business combination has been approved by a majority of uninterested, continuing directors. Second, it is not required if certain price and procedure requirements designed to ensure that our stockholders receive a “fair price” for their common stock are satisfied. Our Restated Certificate of Incorporation defines an interested stockholder as any person, other than us or any of our subsidiaries, who or which:

•	itself or along with its affiliates beneficially owns, directly or indirectly, more than 5% of the then-outstanding shares of stock entitled to vote generally in the election of directors;

•

is an affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question itself or along with its affiliates beneficially owned, directly or indirectly, 5% or more of the then-outstanding shares of stock entitled to vote generally in the election of directors; or

•

owns any shares of the then-outstanding shares of stock entitled to vote generally in the election of directors which were at any time within the two-year period immediately prior to the date in question beneficially owned by any interested stockholder, if the transfer of ownership occurred in the course of a non-public transaction or series of non-public transactions.

Liability of Directors; Indemnification. A director generally will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director. A director may be held liable, however, for the following:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	paying a dividend or approving a stock repurchase in violation of Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

The Corporation indemnifies and advances expenses to our officers and directors in connection with legal proceedings to the fullest extent of the law. The Corporation may agree with any person to provide an indemnification greater than or different from the indemnification provided by our Restated Certificate of Incorporation or our Amended and Restated Bylaws.

Amendments. Our Restated Certificate of Incorporation may be amended with a majority vote of the stockholders. Our Restated Certificate of Incorporation provides that amendments to our Restated Certificate of Incorporation and our Amended and Restated Bylaws can be approved by a majority vote of the then-outstanding shares of stock entitled to vote generally in the election of directors. Our Restated Certificate of Incorporation includes a majority voting provision that applies to the amendment or repeal of, or the adoption of any provision inconsistent with, the provisions of our Restated Certificate of Incorporation related to business combinations, which can only be amended with an affirmative vote of the holders of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors, including the affirmative vote of the holders of a majority of the then-outstanding shares of such stock not owned directly or indirectly by any interested stockholder or any affiliate of any interested stockholder. Our Amended and Restated Bylaws generally may be amended by the Board or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least a majority of the then-outstanding shares of stock entitled to vote generally in the election of directors is required. These vote requirements may have the effect of preventing a stockholder with less than a majority of the common stock from circumventing the requirements of our Amended and Restated Bylaws or a stockholder with only a majority of the common stock from circumventing certain provisions of our Restated Certificate of Incorporation by simply amending or repealing them.

Anti-Takeover Legislation

We have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law. This provision generally states that, subject to some exceptions, a corporation cannot engage in any business combination with any “interested stockholder” for three years after the time that the stockholder became an interested stockholder unless the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder. Delaware law defines an interested stockholder to include any person, and its affiliates and associates, that owns 15% or more of the outstanding voting stock of the corporation, or that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date. Business combinations are discussed more fully above.

Dividend Reinvestment Plan

Our dividend reinvestment and stock purchase plan (as amended and supplemented, the “DRIP Program”) provides stockholders with the opportunity to purchase additional shares of our common stock by reinvesting all or a portion of their dividends on shares of common stock. It also provides existing stockholders with the option to make cash investments monthly, subject to certain limitations. We use proceeds from the DRIP Program for general corporate purposes.

Transfer Agent

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, purchase contracts, warrants or units issued by us that may be offered pursuant to this prospectus.

RESALE BY SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with offering our securities for resale. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities offered for resale. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the resales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the resale of our securities. We will not receive any proceeds from resales by selling securityholders.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities, common stock, preferred stock, depositary shares or other securities described herein, which we refer to collectively as the securities, will be book-entry securities. All book-entry securities of the same issue initially will be represented by one or more fully registered global securities. Each global security will be deposited upon issuance with, or on behalf of, The Depository Trust Company, as depositary (“DTC”), and will be registered in the name of DTC or a nominee of DTC, in each case for credit to an account of a direct or indirect participant in DTC as described below. DTC will thus be the only registered holder of the securities and will be considered the sole owner of the securities for purposes of any indenture, warrant agreement, unit agreement, deposit agreement, purchase contract, or similar agreement governing the terms of such securities, as applicable, which we refer to as a governing agreement.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at http://www.dtcc.com/ and http://www.dtc.org/.

DTC has also advised us that, upon the issuance of a global security evidencing any securities, it will credit, on its book-entry registration and transfer system, the respective principal or face amounts of the securities evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such global security for all purposes under the governing agreement applicable to that global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders thereof for any purpose under the governing agreement applicable to that global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of securities under the governing agreement applicable to that global security. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in a global security desires to give any consent or take any action under the governing agreement applicable to that global security, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Unless we indicate otherwise in the applicable prospectus supplement, any payments due with respect to any securities (including payments of principal and interest with respect to debt securities and dividends with respect to equity securities) that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the securities. Neither we, nor any trustee, registrar, paying agent or other agent in respect of the securities, nor any other agent of us or any such person will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment in respect of a global security, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal or face amount of the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global security held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any trustee, registrar, paying agent or other agent in respect of the securities, nor any agent of us or of any such person. Neither we nor any such person or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the securities, and we and any such person or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account DTC has credited the interests in the applicable global security and only in respect of such portion of the aggregate principal or face amount of the securities as to which such participant or participants has or have given such direction.

Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related securities in certificated form and will not be considered the holders of the related securities for any purpose under the governing agreement applicable to that global security, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under the applicable governing agreement. However, if there is an event of default under any applicable governing agreement, DTC reserves the right to exchange the relevant global securities for securities in certificated form, and to distribute such securities to the participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any indenture trustee, nor any agent of us or of any such person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN LEGAL MATTERS

Davis Polk & Wardwell LLP will pass upon certain legal matters in connection with the securities. Davis Polk & Wardwell LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future. Mayer Brown LLP will pass upon certain legal matters for the underwriters.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Discover Financial Services and its subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December  31, 2023, incorporated in this prospectus by reference to our Form 8-K filed with the SEC on March 11, 2024, and the effectiveness of Discover Financial Services’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference herein in reliance upon the reports of such firm given their authority as experts in accounting and auditing.